UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 22, 2016 root9B Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50502	20-0443575
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

4521 Sharon Road, Suite 300 Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 521-8077

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On August 22, 2016, pursuant to the Company’s bylaws, the Company’s Board of Directors (the “Board”) increased the size of the Board to nine members and elected Eric Hipkins, the Chief Executive Officer of Root9B, LLC, a wholly-owned subsidiary of the Company, to fill the newly created vacancy. Mr. Hipkins will receive compensation in accordance with the Company's non-employee director compensation program described in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 22, 2016. There is no arrangement or understanding between Mr. Hipkins and any other person pursuant to which he was elected as a director, and there are no transactions in which Mr. Hipkins has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Hipkins will not serve on any committees of the Board.

(e)

On August 25, 2016, Joseph J. Grano, Jr., the Company’s Chief Executive Officer, and Dan Wachtler, Chief Executive Officer of IPSA International, a wholly-owned subsidiary of the Company, voluntarily agreed to reduce each of their respective annual base salaries to $250,000.

Item 8.01    Other Events.

On August 22, 2016, the Company issued a press release entitled “root9B Technologies Announces Strategic Shift to Pure Cybersecurity”. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The information set forth in the Exhibit Index immediately following the signature page to this Current Report on Form 8-K is incorporated by reference into this Item 9.01. Certain exhibits are incorporated by reference from documents previously filed by the Company with the SEC as required by Item 601 of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROOT9B TECHNOLOGIES, INC.

Dated: August 26, 2016	By:	/s/ Joseph J. Grano Jr.
Name: Joseph J. Grano Jr.
Title: Chief Executive Officer

Exhibit Index

Exhibit	Description
99.1	Press Release dated August 22, 2016.

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